Exhibit 10.3

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.


                    6% SENIOR SECURED NOTE DUE JULY 29, 2007

                                       OF

                         LIQUIDMETAL TECHNOLOGIES, INC.

                     (Long-Term Note; U.S.-based investors)


Note No.:  A-____                    Original Principal Amount: $_______________
Original Issuance Date:   July 29, 2004                  Lake Forest, California


        THIS NOTE (this "Note") is one of a duly authorized issue of Notes issued by LIQUIDMETAL TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), designated as the Company's 6% Senior Secured Long Term Note Due July 29, 2007 ("Maturity Date") in an aggregate principal amount equal to approximately Two Million Five Hundred Four Thousand Five Hundred One U.S. Dollars (U.S. $2,504,501) (the "Notes").

        FOR VALUE RECEIVED, the Company hereby promises to pay to the order of ______________________________, or its registered assigns or successors-in-interest ("Holder"), the principal sum of _______________________ U.S. Dollars (U.S. $________________) together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company's Common Stock, $0.001 par value per share (the "Common Stock"), in accordance with the terms hereof. Interest on the unpaid principal balance hereof shall accrue at the rate of 6% per annum from the original date of issuance, July 29, 2004 (the "Issuance Date"), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Transaction Documents. Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 4(a), at the rate (the "Default Rate") equal to the lower of ten percent (10%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

        Except as otherwise provided herein, all payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. This Note may not be prepaid in whole or in part except as otherwise provided herein or in the Transaction Documents. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

        Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Exchange Agreement dated on or about the Issuance Date pursuant to which the Note was originally issued (the "Exchange Agreement"). Any references herein to the "Registration Rights Agreement," "Warrants," and "Security Agreement" shall refer to such agreements as amended by the Exchange Agreement. For purposes hereof the following terms shall have the meanings ascribed to them below:

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

        "Conversion Price" shall be $1.00 (U.S.) per share (which Conversion Price shall be subject to adjustment as set forth herein).

        "Convertible Securities" means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

        "Debt" shall mean indebtedness of any kind.

        "Effective Date" means the date on which a Registration Statement covering all the Underlying Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the SEC.

        "Effective Registration" shall have the meaning set forth in the Exchange Agreement.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Market Price" shall equal the average closing price of the Common Stock on the Principal Market for the five (5) Trading Days immediately preceding the date on which such Market Price is being determined.

        "Per Share Selling Price" shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities, issued or sold on or subsequent to the Closing Date, under which the

Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by the board of directors of the Company.

        "Principal Amount" shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

        "Principal Market" shall mean the principal market, exchange, or quotation service on which the Common Stock is then listed or quoted for trading.

        "Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Trading Day" shall mean a day on which there is trading on the Principal Market.

        "Underlying Shares" means the shares of Common Stock into which this
Note is convertible (including repayment in Common Stock as set forth herein) in accordance with the terms hereof and the Exchange Agreement.

        The following terms and conditions shall apply to this Note:

        Section 1.      Payments of Principal and Interest.

                (a) Interest Payments. The Company shall pay all accrued but unpaid interest on the Principal Amount of this Note (the "Quarterly Amount"), on the first business day of each consecutive calendar quarter (each an "Interest Payment Date") beginning on October 1, 2004. The Quarterly Amount shall be paid in cash, although the Company shall have the option to pay such interest in shares of Common Stock, to be exercised as set forth in Section 1(d) below, provided that there is an Effective Registration at the time such shares are delivered.

                (b) Payment of Principal. Subject to the provisions hereof, including, without limitation, the right to obtain prepayment of the Principal Amount provided herein, the Principal Amount of this Note shall be due and payable on the Maturity Date. Notwithstanding anything to the contrary contained herein, the Holder shall have the right, exercisable by written notice to the Company delivered at any time during the period commencing ninety (90) days prior to the second anniversary of the Issuance Date and ending on the date immediately before the Maturity Date, to have all or a part of the Principal Amount redeemed by the Company within ninety (90) days after receipt of written notice from the Holder. Payment of the Principal Amount shall be effected in cash.

                (c) Taxes. Company may withhold and pay over to the relevant authorities any appropriate tax or other legally required withholdings from any interest payment to be made to the Holder to the extent that such withholding is required by the Internal Revenue Code or any other applicable law, rule, or regulation.

                (d) Payment of Interest in Shares of Common Stock. The Company's option to pay interest in shares of Common Stock as set forth above, which shall apply only in the event that an effective registration statement is on file covering the Common Stock to be issued in payment of the Company's interest obligation, must be exercised by delivery of an irrevocable written notice to Holder not later than ten (10) Trading Days prior to the due date of such payment, which notice may be transmitted by facsimile (with the original mailed on the same date by certified or registered mail, postage prepaid and return receipt requested). For purposes of calculating the number of shares to be delivered to the Holder in making such payment, the shares shall be deemed to have a value of 90% of the Market Price on the date payment is due.

                (e) Redemption Right. This Note and its related Warrants will be redeemable at the option of the Holder if, on the date that is 180 calendar days of the Original Issuance Date of this Note, the Company is either
(i) not then current in the filing of its periodic reports with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or (ii) not listed, traded, or quoted on an Approved Market (the "Redemption Right"). The redemption price of this Note and its related Warrants under this Redemption Right will be equal to the principal amount of this Note plus all accrued and unpaid interest thereon. Holder's election to exercise this Redemption Right must be made in writing (a "Notice of Exercise") within seven
(7) days after the date which is 180 calendar days from the Original Issuance Date of this Note, and the Company will effect such redemption and pay the redemption price within 30 days of the delivery to the Company of the Notice of Exercise, although the Company shall not be required to pay the redemption price unless and until the Holder tenders to the Company the originally executed version of this Note and the related Warrants. In the event that the Redemption Right is properly exercised for this Note, this Note shall be deemed to have accrued interest at a rate equal to 14% per annum since the Original Issuance Date (in lieu of and notwithstanding the interest rate otherwise specified herein), provided that any additional interest above the rate otherwise specified herein and payable by reason of the operation of this paragraph shall not be due and payable until the date on which this Note is actually required to be redeemed by the Company. In the event that Holder elects to exercise the Redemption Right, then the payment by the Company of the redemption price in accordance with this paragraph shall constitute the sole and exclusive remedy of Holder with respect to any breach or Event of Default under this Note, the Exchange Agreement, and the Original Transaction Documents, and by electing to exercise the Redemption Right, Holder irrevocably waives any and all provisions.

        Section 2. Seniority. The obligations of the Company hereunder shall rank senior to all other Debt of the Company, whether now or hereinafter existing, except to the existing debt facility with Kookmin Bank and except as otherwise provided in Section 3.13 of the Exchange Agreement.

        Section 3.      Conversion.

                (a) Conversion by Holder. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at Holder's option, at any time and from time to time to convert, in part or in whole, the outstanding Principal Amount under this Note by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"), which may be transmitted by facsimile (with the original mailed on the same date by certified or registered mail, postage prepaid and return receipt requested) on the date of conversion (the "Conversion Date"). Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of Section 3(l) below.

                (b)     [Intentionally omitted]

                (c)     [Intentionally omitted]

                (d) Conversion Date Procedures. Upon conversion of this Note pursuant to this Section 3, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted by the then applicable Conversion Price and any accrued and unpaid interest shall be paid in cash. If a conversion under this Note cannot be effected in full for any reason (other than pursuant to Section 3(l) below), the Company shall, upon request by the Holder, promptly pay to the Holder in cash (but no later than five Trading Days after the Conversion Date) an amount equal to the greater of
(i) such outstanding Principal Amount as has not been converted and (ii) the Market Price of the Underlying Shares of such outstanding unconverted Principal Amount as of the Conversion.

                (e) Stock Certificates or DWAC. The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).

                (f)     Conversion Price Adjustments.

                        (i) Stock Dividends, Splits and Combinations. If the Company or any of its subsidiaries, at any time while the Note is outstanding
(A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities but excluding any stockholder rights granted pursuant to a poison pill) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, (C) combine outstanding Common Stock into a smaller number of shares, or (D) issues new securities by reclassification of the shares of Common Stock of the Company, then, and in each such case, the Conversion Price (as defined below) in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above,had such Note been surrendered for conversion immediately prior to the occurrence of such event or record date therefore, whichever is earlier. Any adjustment made pursuant to this Section 3(f) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

                        (ii) Distributions. If the Company or any of its subsidiaries, at any time while the Note is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(f)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to the Holder of the Note the amount of such indebtedness, assets, cash or rights or warrants which the Holder of the Note would have received had the Note been converted into Common Stock at the then applicable the Conversion Price immediately prior to the record date for such distribution.

                        (iii) Common Stock Issuances. In the event that the Company or any of its Subsidiaries on or subsequent to the Closing Date issues or sells any Common Stock or any Convertible Securities (other than (i) as required under the Securities Purchase Agreement or the Exchange Agreement or pursuant to exercise of Convertible Securities, (ii) shares of Common Stock or options to purchase such shares issued to employees, consultants, officers or directors in accordance with stock plans approved by the Board of Directors, and shares of Common Stock issuable under options or warrants that are outstanding as of the date of the Exchange Agreement, (iii) shares of Common Stock issued pursuant to a stock dividend, split or other similar transaction, (iv) shares of Common Stock issued to Growell Metal Co., Ltd. pursuant to the Settlement Agreement, dated on or about January 10, 2004, between Growell Metal Co., Ltd. and the Company's South Korean subsidiary, and (v) shares of Common Stock that are issued in lieu of cash in the payment of interest under these Notes) at an effective Per Share Selling Price which is less than the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, then the Conversion Price shall be reduced effective concurrently with such issuance or sale to an amount determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Conversion Price, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issuance or sale. For the purposes of the foregoing adjustment, in the case of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

                        (iv) Rounding of Adjustments. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                        (v) Notice of Adjustments. Whenever the Conversion Price is adjusted pursuant to this Section 3(f), the Company shall promptly deliver to each holder of the Note, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

                        (vi) Fundamental Changes. In case any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, or other securities, cash, property or assets (each, "Fundamental Change"), the Holder of this Note outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash, property or assets that such holder would have received if such share had been converted immediately prior to such Fundamental Change.


                        (vii)   Notice of Certain Events. If:

                                    A.     the Company shall declare a dividend
                                           (or any other distribution) on its
                                           Common Stock; or

                                    B.     the Company shall declare a special
                                           nonrecurring cash dividend on or a
                                           redemption of its Common Stock; or

                                    C.     the Company shall authorize the
                                           granting to all holders of the Common
                                           Stock rights or warrants to subscribe
                                           for or purchase any shares of capital
                                           stock of any class or of any rights;
                                           or

                                    D.     the approval of any stockholders of
                                           the Company shall be required in
                                           connection with any reclassification
                                           of the Common Stock of the Company,
                                           any consolidation or merger to which
                                           the Company is a party, any sale or
                                           transfer of all or substantially all
                                           of the assets of the Company, of any
                                           compulsory share of exchange whereby
                                           the Common Stock is converted into
                                           other securities, cash or property;
                                           or

                                    E.     the Company shall authorize the
                                           voluntary or involuntary dissolution,
                                           liquidation or winding up of the
                                           affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

                (g) Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Note, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Exchange Agreement) be issuable (taking into account the adjustments under this Section 3 but without regard to any ownership limitations contained herein) upon the conversion of this Note hereunder in Common Stock (including repayments in stock). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

                (h) No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                (i) Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

                (j) Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) has been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company's principal executive offices.

                (k) Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Exchange Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

                (l) Overall Limit on Common Stock Issuable. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Holders of the Notes, together with the number of shares issuable pursuant to the Warrants, the Old Michigan Notes or New Michigan Notes, the warrants issued in connection with the Old Michigan Notes, and the warrants granted to Middlebury Capital LLC as placement agent for the Original Notes, shall not exceed 19.9% of the number of shares of Common Stock outstanding on the Closing Date, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the "Maximum Common Stock Issuance"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Certificate of Incorporation of the Company (a "20% Approval"). If at any point in time and from time to time written notice from the Holders of the Note to the Company (each a "Trigger Date") the number of Common Shares issued pursuant to conversion of the Note would exceed the Maximum Common Stock Issuance but for this Section 3(l), then the Company shall, at the Company's election, either (A) promptly call a stockholders meeting to obtain a stockholder vote on the issuance of Common Shares hereunder in excess of the Maximum Common Stock Issuance, or (B) purchase from the Holder the Principal Amount of the Note which cannot be converted or exercised due to such Maximum Common Stock Issuance limitation ("Shortfall") at a redemption price equal to the greater of (i) such Principal Amount of such Shortfall and (ii) the Market Price as of the Trigger Date of the Underlying Shares of such Shortfall that could have been sold by the Holder pursuant to the Registration Statement, which redemption price shall be paid within three (3) Trading Days after a Trigger Date if this clause (B) is elected (although for purposes of clarification, if clause (A) is elected by the Company and the Company's stockholders do not approve the proposal, the Company will not be required to comply with clause
(B)). The Company may make such election at any time within thirty (30) days following the Trigger Date by giving written notice to the Holder of the Note, in which case the Company shall purchase the Shortfall at the price stated above within three (3) Trading Days of delivery of said notice.

                (m)     Mandatory Conversion.

                        (i) If at any time after the Issuance Date, the closing per share price of the Common Stock exceeds $4.00 (as such price may be proportionally adjusted for stock splits, reverse splits, stock dividends and recapitalizations) for 30 consecutive Trading Days (the "Pricing Event"), and further provided that there has been Effective Registration for at least such 30 Trading Day period and including the Mandatory Conversion Date (as defined below) the Company shall have the option, exercisable by delivering an irrevocable notice to the Holder (the "Mandatory Conversion Notice") to provide that the Note shall be converted at the Conversion Price on a date (the "Mandatory Conversion Date") at least 30 but no more than 60 days from the date of the Mandatory Conversion Notice. The foregoing shall not affect the right of the Holder to convert this Note pursuant to Section 3(a) above at all times up to and including the Mandatory Conversion Date.

                        (ii) Notwithstanding the preceding subsection (m)(i), the Holder of the Note shall not be obligated to convert this Note on a Mandatory Conversion Date unless and until each of the following conditions has been satisfied at all times from the date of the Mandatory Conversion Notice up to and including the Mandatory Conversion Date:

                        (A)     There is Effective Registration;

                        (B) No Event of Default has occurred and is continuing; and

                        (C) The Holder has received unlegended certificates representing Common Shares (as defined in the Exchange Agreement) with respect to all conversions for which Conversion Notices have been given.

                        (iii) In the event that the number of shares of Common Stock that would be issued to the Holder would result in the Holder exceeding the limitation set fort in Section 3(l) above, then the Company shall issue to the Holder upon conversion of the Holder's Note, only the number of shares as would not cause the Holder to exceed such amount and with respect to the balance of the Note, an amount in cash equal to the greater of (i) the Principal Amount of such balance of the Note and (ii) the Market Price of the Underlying Shares of such balance of the Note as of the date of the Mandatory Conversion Date.

                        (iv) Such forced conversion shall be subject to and governed by all the provisions relating to voluntary conversion of the Note contained herein.

        Section 4.      Defaults and Remedies.

                (a) Events of Default. An "Event of Default" is: (i) a default in payment of the Principal Amount, when due, or failure to pay any accrued but unpaid interest thereon of the Note within five (5) days the date such interest payment is due (to the extent such principal and/or amount has not been converted into Common Stock in accordance with the terms hereof); (ii) a default in the timely issuance of Underlying Shares upon and in accordance with the terms hereof (where for purposes of this Note, the term "timely" shall mean within ten (10) days following the Conversion Date); (iii) failure by the Company for thirty (30) days after written notice has been received by the Company to comply with any other material provision of the Note, the Purchase Agreement, the Exchange Agreement the Security Agreement or the Registration Rights Agreement, (iv) a material breach by the Company of its representations or warranties in the Purchase Agreement, the Exchange Agreement or the Registration Rights Agreement that remains uncured for thirty (30) business days after notice to the Company; (vi) any event or condition shall occur which (x) results in the acceleration of the maturity of any material long-term debt (other than the Note) of the Company or any of its Subsidiaries, or (y) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such material long-term debt or any or person acting on behalf of such holder's behalf to accelerate the maturity thereof, or (vii) if the Company or any of its Subsidiaries is subject to any Bankruptcy Event (as defined in the Exchange Agreement).

                (b) Remedies. If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding Principal Amount of this Note, including any interest due thereon, to be due and payable immediately. The Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within two
(2) days of Holder's request. The remedies under this Note shall be cumulative.

        Section 5.      General.

                (a) Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

                (b) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

                (c) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

                (d) Assignment, Etc. The Holder may assign or transfer this Note to any transferee. The Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

                (e) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

                (f)     Governing Law; Jurisdiction.

                        (i) Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

                        (ii) Jurisdiction. The Company irrevocably submits to the jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

                                The Company agrees that the service of process
upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                        (iii) No Jury Trial. The COMPANY hereBY knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

                (g) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

                   IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on July 29, 2004.



                                         LIQUIDMETAL TECHNOLOGIES, Inc.


                                         By:____________________________________
                                               John Kang, President and
                                                 Chief Executive Officer




Attest:
------



Sign:__________________________________
        Print Name:

                                    EXHIBIT A
                                    ---------
                            FORM OF CONVERSION NOTICE


(To be Executed by the Holder
in order to Convert a Note)
The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the "Common Stock"), of LIQUIDMETAL TECHNOLOGIES, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.
Conversion information:
                                ________________________________________________
                                Date to Effect Conversion

                                ________________________________________________
                                Aggregate Principal Amount of Note Being
                                Converted

                                ________________________________________________
                                Number of shares of Common Stock to be Issued

                                ________________________________________________
                                Applicable Conversion Price

                                ________________________________________________
                                           Signature

                                ________________________________________________
                                           Name

                                ________________________________________________
                                           Address